Exhibit 10.1

2008 GRAHAM PACKAGING HOLDINGS COMPANY

MANAGEMENT OPTION PLAN

This 2008 Graham Packaging Holdings Company Management Option Plan is hereby adopted by the Compensation Committee (the “Committee”) of Graham Packaging Holdings Company, a Pennsylvania limited partnership (the “Company”), as of the Effective Date (as defined below).

ARTICLE I

PURPOSE OF PLAN

The Plan is adopted by the Committee for certain Eligible Individuals as a part of the compensation and incentive arrangements for such individuals by providing them with the opportunity to receive Options to purchase Units of the Company. The Plan is intended to advance the best interests of the Company by allowing such individuals to acquire an ownership interest in the Company, thereby motivating them to contribute to the success of the Company and to remain with the Company and its Subsidiaries and affiliates. It is anticipated that the availability of Options under the Plan will also enhance the Company’s ability to attract and retain individuals of exceptional talent to contribute to the sustained progress, growth and profitability of the Company.

ARTICLE II

DEFINITIONS

For purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

“2004 Plan” shall mean the 2004 Graham Packaging Holdings Company Management Option Plan, as amended.

“Board” shall mean the Board of Directors of the Company or such other equivalent governing body as the Company may have.

“CEO” shall mean the Chief Executive Officer of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee of the Company, which shall be appointed by the Board.

“Company” shall mean Graham Packaging Holdings Company, a Pennsylvania limited partnership.

“Effective Date” shall mean March 7, 2008.

“Eligible Individual” shall mean an Employee, non-employee director, non-employee advisor or consultant of the Company, or any of its Subsidiaries or affiliates or any other individual providing services to the Company, or any of its Subsidiaries or affiliates.

“Employee” shall mean any employee of the Company, or any of its Subsidiaries or affiliates.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exercise Price” shall mean the purchase price per Unit subject to an Option.

“Fair Market Value” shall mean that value, per Unit,

(i) prior to an Initial Public Offering, the fair market value of a Unit as determined in good faith by the Committee based on the value of the Company as a going concern, but without any discount with respect to the minority ownership represented by such partnership interest or the contractual restrictions on the transfer of the Units.

(ii) on and after an Initial Public Offering, the average of the closing trading prices on the 20 business days immediately preceding the day of the valuation.

“Grantee” shall mean any Eligible Individual who holds an outstanding Option granted under this Plan.

“Grant Date” shall mean the date an Option is granted pursuant to this Plan.

“Option” shall mean an option granted under the Plan to purchase Units.

“Option Agreement” shall mean the Option Agreement between a Grantee and the Company, substantially in the form of agreement attached hereto as Exhibit A.

“Option Units” shall mean any Units issuable or issued by the Company upon exercise of any Option by a Grantee.

“Person” shall mean an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Plan” shall mean this 2008 Management Option Plan, as amended from time to time.

“Plan Year” shall mean initially the period beginning on the Effective Date and ending on December 31, 2008, and thereafter each of the calendar years from 2009 through 2017.

“Initial Public Offering” shall mean a registered underwritten public offering of common stock of the Company or a successor to the Company pursuant to an effective registration statement under the Securities Act, which results in an active trading market in such common stock. If such common stock is listed on a national securities exchange or is quoted on the NASDAQ National Market, it shall be deemed to be actively traded.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Subsidiary” shall mean any corporation of which the Company owns, directly or through one or more Subsidiaries, securities having a majority of the ordinary voting power in electing the board of directors of such corporation.

“Unit” shall mean a limited partnership interest in the Company based on 15,288 units outstanding as of the Effective Date (subject to dilution resulting from other future issuances of equity).

ARTICLE III

AVAILABLE OPTION UNITS

3.1 Option Units Subject to the Plan. Subject to adjustment as described in this Article III and in Article VIII, the aggregate number of Units that may be issued under the Plan is 1,278.4 Units, less the number of Units outstanding under the 2004 Plan. After a Public Offering, the maximum aggregate number of Units of the Company that shall be subject to Grants made under the Plan to any individual during any calendar year shall be 1,278.4 Units, subject to adjustment as described herein. The Units may be authorized but unissued Units of the Company or reacquired Units of the Company, including Units purchased by the Company on the open market for purposes of the Plan. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged, or surrendered without having been exercised are forfeited, the Units subject to such Grants shall be available again for purposes of the Plan.

3.2 Adjustments to Option Units. The maximum number of Units available for Options, the number of Units covered by an outstanding Option, the kind of Units issued under the Plan, and the price per Unit of such Option shall be proportionately adjusted by the Committee to reflect any adjustments to the Units pursuant to the Company’s Agreement of Limited Partnership and preclude the enlargement or dilution of rights and benefits under such Options. Any adjustments determined by the Committee shall be final, binding and conclusive.

ARTICLE IV

GRANT OF OPTIONS; OPTION TERMS

4.1 Eligibility. All Eligible Individuals shall be eligible to participate in this Plan.

4.2 Selection of Grantees. The Committee shall have the authority to select Eligible Individuals to receive Options and to grant Options to Eligible Individuals in such amounts as it shall determine, in its full discretion. The Board, however, may ratify or approve any grants of Options as it deems appropriate.

4.3 Option Terms. All Options shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan and as specified in the individual Option Agreement or an amendment thereto. All Options shall be made conditional upon the Grantee’s acknowledgement, in writing or by acceptance of the Option, that all decisions and determination of the Committee or its delegate shall be final and binding on the Grantee, his or her beneficiaries and any other Person having or claiming an interest under such Option. Options granted under the Plan need not be uniform as among the Grantees.

4.4 Number of Units. The Committee shall determine the number of Units that will be subject to each Option grant. Options are not intended to qualify as “incentive stock options” within the meaning of Code section 422, and no incentive stock options shall be issue under the Plan as long as the Company is not a corporation.

4.5 Term of Option. The Committee shall determine the term of each Option; however, the term of any Option shall not exceed ten years from the Grant Date of such Option.

4.6 Vesting and Exercisability of Options. Options shall become vested and exercisable in accordance with the terms and conditions consistent with the Plan, as determined by the Committee, and set forth in the Option Agreement. The Committee, in its sole discretion, may accelerate the vesting and exercisability of any or all outstanding Options at any time for any reason. The Committee shall have the discretion to determine whether and to what extent the vesting and exercisability of Options shall be tolled during any unpaid leave of absences.

4.7 Grants to Non-Exempt Employees. Notwithstanding the foregoing, Options granted to Eligible Individuals who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least 6 months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Grantee’s death, Disability or retirement, or upon any other circumstances permitted by applicable regulations).

4.8 Termination of Employment, Disability or Death.

(a) Except as provided below or as set forth in a Grantee’s Option Agreement, an Option may only be exercised while the Grantee is employed by, or providing service to, the Employer (as defined below) as an employee, advisor, consultant or member of the Board. In the event that a Grantee ceases to be employed by the Employer for any reason other than a Disability (as defined below), death, or termination for Cause (as defined below), any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases to be employed by, or provide services to, the Employer (or within such other period of time as may be specified in the Option Agreement), but in any event no later than the date of expiration of the Option term. Except as otherwise determined by the Committee, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide services to, the Employer, shall terminate as of such date.

(b) Except as otherwise set forth in a Grantee’s Option Agreement, in the event the Grantee ceases to be employed by, or provide services to the Employer on account of a termination for Cause by the Employer, any Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by, or provide services to, the Employer. In addition, notwithstanding any other provisions of this Section 4, if the Board determines that the Grantee has engaged in conduct that constitutes Cause at any time while the Grantee is employed by, or providing service to, the Employer, or after the Grantee’s termination of employment or service, any Option held by the Grantee shall immediately terminate, and the Grantee shall automatically forfeit all Units underlying any exercised portion of an Option for which the Company has not yet delivered the Unit certificates (if any), upon refund by the Company of the Exercise Price paid by the Grantee for such units. Upon any exercise of an Option, the Company may withhold delivery of Unit certificates (if any) pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.

(c) Except as otherwise set forth in a Grantee’s Option Agreement, in the event the Grantee ceases to be employed by, or provide services to, the Employer as a result of a Disability, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide services to, the Employer (or within such other period of time as may be specified in the Option Agreement), but in any event no later than the date of expiration of the Option term. Except as otherwise determined by the Board, any of the Grantee’s Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide services to, the Employer, shall terminate as of such date.

(d) Except as otherwise set forth in a Grantee’s Option Agreement, if the Grantee dies while employed by, or providing services to, the Employer, or within 90 days after the date on which the Grantee ceases to be employed by, or provide services to, the Employer on account of a termination of employment specified in Section 4.8(a) above (or within such other period of time as may be specified in the Option Agreement), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide services to, the Employer (or within such other period of time as may be specified in the Option Agreement), but in any event no later than the date of expiration of the Option term. Except as otherwise determined by the Committee, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide services to, the Employer shall terminate as of such date.

(e) For purposes of this Section 4.8 and Article VI and Article VIII:

(i) “Employer” shall mean the Company, or any of its Subsidiaries or affiliates.

(ii) “Employed by, or providing services to, the Company” shall mean employment or service as an employee, consultant, advisor or member of the Board (so that, for purposes of exercising Options a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an employee, consultant, advisor or member of the Board), unless the Committee determines otherwise.

(iii) “Disability” shall mean the inability of a Grantee to perform in all material respects his duties and responsibilities to the Company, or any Subsidiary of the Grantee, by reason of a physical or mental disability or infirmity which inability is reasonably expected to be permanent and has continued (i) for a period of six consecutive months, or (ii) such shorter period as the Company may determine. A Grantee (or his or her representative) shall furnish the Company with satisfactory medical evidence documenting the Grantee’s disability or infirmity.

(iv) “Cause” shall mean (A) willful misconduct or disregard for duty in the performance of the duties assigned by the Company after the Grantee has received notice of such negligence or disregard and has failed to cure such in the performance of his duties; or (B) acts of moral turpitude, dishonesty or fraud, which in the good faith opinion of the Committee, are materially harmful to the Company.

ARTICLE V

EXERCISE OF OPTIONS

5.1 Right to Exercise. During the lifetime of a Grantee, Options may be exercised only by the Grantee to whom the Options were granted (except that, in the event of a Grantee’s disability, Options may be exercised by his or her legal guardian or legal representative). In the event of the death of a Grantee, exercise of Options shall be made only by the executor or administrator of the deceased Grantee’s estate or the Person or Persons to whom the deceased Grantee’s rights under the Option shall pass by will or the laws of descent and distribution.

5.2 Exercise Price. The Exercise Price per Unit subject to an Option shall be determined by the Committee and may be less than, equal to or greater than the Fair Market Value of such Unit on the Grant Date. To the extent that the Exercise Price per Unit subject to an Option is less than the Fair Market Value of a Unit on the Grant Date, such Option may only be exercised on one of the events described in Section 409A(a)(2)(A) of the Code.

5.3 Procedure for Exercise. Options may be exercised in whole or in part with respect to any portion that is exercisable. To exercise an Option, a Grantee (or such other Person who shall be permitted to exercise the Option, as set forth in Section 5.1) must complete, sign and deliver to the Company (to the attention of the Company’s Secretary) a notice of exercise substantially in the form attached hereto as Annex I (or in such other similar form as the Committee may from time to time adopt and provide to a Grantee) (the “Exercise Notice”), together with payment in full of the Exercise Price multiplied by the number of Units with respect to which the Option is exercised and delivery of the Option to which the Units relate. A Grantee’s right to exercise the Option shall be subject to the satisfaction of all conditions set forth in the Exercise Notice. Payment of the Exercise Price shall be made in cash (including check, bank draft or money order) or by such other method as the Committee may approve, or if subsequent to an Initial Public Offering, to the extent permitted by the Committee (i) through the delivery of irrevocable instructions to a broker to sell shares of common stock of the successor corporation obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Exercise Price for the shares being purchased or (ii) in shares of common stock of the successor corporation that have been held for such period of time as may be required by the Committee in order to avoid adverse accounting treatment to the Company, the successor corporation, or their affiliates. The Fair Market Value of shares of common stock of the successor corporation delivered on exercise of Options shall be determined as of the date of exercise. Any fractional shares will be paid in cash. The Committee may authorize loans by the Company to Grantees in connection with the exercise of an Option, upon such terms and conditions as the Committee, in its sole discretion, deems appropriate; provided, however, that, subsequent to an Initial Public Offering, loans granted in connection with the exercise of an Option may not be made in a manner that violates the Sarbanes-Oxley Act of 2002.

5.4 Required Agreements. Prior to an Initial Public Offering, an election to exercise an Option shall not become effective unless and until a Grantee executes a counterpart of the Company’s Agreement of Limited Partnership in order to become bound thereby.

5.5 Withholding of Taxes. The Company may require the Grantee or other Person receiving or exercising an Option to pay to the Company the amount of any such taxes the Company is required to withhold to satisfy federal (including FICA), state and local tax withholding requirements with respect to the exercise of such Option, or the Company may deduct from other wages paid by the Company to the Grantee the amount of any withholding taxes due with respect to the exercise of an Option.

ARTICLE VI

TRANSFERABILITY OF OPTIONS OR UNITS

6.1 Options. Except as provided below, only the Grantee may exercise rights under an Option during the Grantee’s lifetime. A Grantee may not transfer those rights except by will or by the laws of descent and distribution. When a Grantee dies, the personal representative or other Person entitled to succeed to the rights of the Grantee may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Option under the Grantee’s will or under the applicable laws of descent and distribution. No such transfer shall be effective unless such transferee agrees to be bound by the Option Agreement applicable to such Options.

6.2 Units. Except as otherwise determined by the Committee, Units received upon the exercise of an Option shall be non-transferable except as provided in the Company’s Agreement of Limited Partnership. Any other attempted transfer of Units shall be null and void and of no effect.

6.3 Agreement of Limited Partnership. All Option Units shall be subject to the provisions of the Company’s Agreement of Limited Partnership, the terms of which are incorporated herein by reference, and in all respects, except as otherwise provided specifically herein. The Committee shall have the authority to interpret and construe an Option pursuant to the terms of the Plan, the corresponding Option Agreement and the Agreement of Limited Partnership, and its decisions shall be conclusive as to any questions arising hereunder. The Grantee agrees to be bound by any provision of the Agreement of Limited Partnership that relates to the Units.

ARTICLE VII

RIGHT OF FIRST REFUSAL; REPURCHASE RIGHT

7.1 Offer. Prior to an Initial Public Offering, if at any time an individual desires to sell, encumber, or otherwise dispose of Units that were distributed to him or her under the Plan and that are transferable, the individual may do so only pursuant to a bona fide written offer, and the individual shall first offer the Units to the Company by giving the Company written notice disclosing: (a) the name of the proposed transferee of the Units; (b) the number of Units proposed to be transferred or encumbered; (c) the proposed price; (d) all other terms of the proposed transfer; and (e) a written copy of the proposed offer. Within 60 days after receipt of such notice, the Company shall have the option to purchase all or part of such Units at the price and on the terms described in the written notice; provided that the Company may pay such price in installments over a period not to exceed four years, at the discretion of the Board.

7.2 Sale. In the event the Company (or an interest holder, as described below) does not exercise the option to purchase Units, as provided above, the individual shall have the right to sell, encumber, or otherwise dispose of the shares of Company Stock described in Section 7.1 at the price and on the terms of the transfer set forth in the written notice to the Company, provided such transfer is effected within 15 days after the expiration of the option period. If the transfer is not effected within such period, the Company must again be given a purchase option, as provided above.

7.3 Assignment of Rights. The Board, in its sole discretion, may waive the Company’s right of first refusal and repurchase right under this Article VII. If the Company’s right of first refusal or repurchase right is so waived, the Board may, in its sole discretion, assign such right to the remaining interest holders of the Company in the same proportion that each interest holder’s ownership bears to the ownership of all the interest holders of the Company, as determined by the Board. To the extent that an interest holder has been given such right and does not purchase his or her allotment, the other interest holders shall have the right to purchase such allotment on the same basis.

7.4 Purchase by the Company. Prior to a Public Offering, if a Grantee ceases to be employed by, or provide service to, the Company, for 300 days following the Grantee’s termination date, the Company shall have the right to purchase all or part of any Option Units distributed to him or her under the Plan at its then current Fair Market Value (or at such other price as may be established in the Option Agreement).

7.5 Initial Public Offering. On and after an Initial Public Offering, the Company shall have no further right to purchase Units under this Article VII.

7.6 Limited Partnership Agreement. Notwithstanding the provisions of this Article VII, if the Committee requires that a Grantee to become a party to a Limited Partnership Agreement or similar agreement with respect to any Units distributed pursuant to the Plan, and such agreement contains a right of first refusal or repurchase right, the provisions of this Article VII shall not apply to such Units.

ARTICLE VIII

PARTNERSHIP CHANGES; SALE OF BUSINESS; CHANGE OF CONTROL

8.1 Adjustments.

(a) Changes in Partnership. In the event of a merger or other business combination, the Committee may make such adjustments in the number and type of Units or shares authorized by the Plan, the number and type of Units or shares covered by outstanding Options and Exercise Prices specified therein and other amendments to the Plan as the Committee, in good faith, determines to be appropriate and equitable.

(b) Merger or Consolidation. In its absolute discretion, and on such terms and conditions as it deems appropriate, coincident with or after the grant of any Option, the Committee may provide that such Option cannot be exercised after the merger or consolidation of the Company into another company or corporation, the exchange of all or substantially all of the assets of the Company for the securities of another corporation, the acquisition by a corporation of 80% or more of the Company’s partnership interest or the liquidation or dissolution of the Company (any of these events constituting a “Transaction”), and if the Committee so provides, it must also provide either by the terms of such Option or by a resolution adopted prior to the occurrence of such merger, consolidation, exchange, acquisition, liquidation or dissolution, that, for ten business days prior to such event, such Option shall be exercisable as to all Units subject thereto, notwithstanding anything to the contrary in any provisions of such Option and that, upon the occurrence of such event, such Option shall terminate and be of no further force or effect; provided, however, that (i) the Committee may not provide that Options cannot be exercised following a Transaction unless the occurrence of such Transaction would result in the Grantee who exercised his or her Options immediately prior to the Transaction receiving cash or marketable securities as a result of the Transaction, and (ii) the Committee may also provide, in its absolute discretion, that even if the Option shall remain exercisable after any such event, from and after such event, any such Option shall be exercisable only for the kind and amount of securities and other property (including cash), or the cash equivalent thereof, receivable as a result of such event by the holder of a number of partnership interests for which such Option could have been exercised immediately prior to such event. Notwithstanding anything herein to the contrary, in the event the Company is converted into corporate form to facilitate an Initial Public Offering, the Options shall remain exercisable for shares of common stock of the successor corporation in accordance with the second clause of the proviso above and all references in this Plan and in the related Option Agreement to Units shall be deemed to be references to the Company’s common stock or such other security as the Committee shall designate.

8.2 Sale of Business.

(a) Notice and Acceleration. Notwithstanding anything to the contrary in Section 8.3, within a reasonable period of time, but no less than 10 days prior to a “Sale of the Business” (as defined in the Company’s Agreement of Limited Partnership), unless the Committee determines otherwise, (i) the Company shall provide to each Grantee with outstanding Options, written notice of such Sale of the Business and (ii) all outstanding Options shall automatically accelerate and become fully exercisable.

(b) Termination of Options. Also, notwithstanding anything to the contrary in Section 8.3, upon a Sale of the Business, unless the Committee determines otherwise, all outstanding Options that are not exercised shall terminate and be cancelled without any payment theretofore.

8.3 Change of Control.

(a) Notice and Acceleration. Except as otherwise provided in Section 8.2, upon a Change of Control, unless the Committee determines otherwise, as set forth below, (i) the Company shall provide each Grantee with outstanding Grants written notice of such Change of Control; (ii) all outstanding Options shall automatically accelerate and become fully vested and exercisable.

(b) Assumption of Grants. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options that are not exercised shall be assumed by, or replaced with comparable options by, the surviving corporation (or a parent or subsidiary of the surviving corporation).

(c) Other Alternatives. Notwithstanding the foregoing, in the event of a Change of Control, the Committee may take one or both of the following actions: the Committee may (i) require that Grantees surrender their outstanding Options in exchange for a payment by the Company, in cash, in an amount equal to the amount by which the then Fair Market Value of the Units subject to the Grantee’s unexercised Options exceeds the Exercise Price of the Options; or (ii) after giving Grantees an opportunity to exercise their outstanding Options, terminate any or all unvested and/or unexercised Options at such time as the Committee deems appropriate. Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify.

(d) Change of Control of the Company. As used herein, a “Change of Control” shall be deemed to have occurred if:

(i) Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) (other than persons who are shareholders on the effective date of the Plan) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a change of ownership resulting from the death of a shareholder, and a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the shareholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the parent corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); or

(ii) The consummation of (A) a merger or consolidation of the Company with another corporation where the interest holders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, Units or such other equity interests of the Company entitling such interest holders to more than 50% of all votes to which all interest holders of the surviving corporation would be entitled in the election of directors; (B) a sale or other disposition of all or substantially all of the assets of the Company; or (C) a liquidation or dissolution of the Company.

8.4 Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in the Plan shall be construed to (a) limit the right of the Committee to grant Options under the Plan in connection with the acquisition, by purchase, lease, merger, consolidation, or otherwise, of the business or assets of any corporation, firm or association, including grants of Options to employees thereof who become Eligible Individuals, or for other proper corporate purposes; or (b) limit the right of the Company to grant Units or make other awards outside of the Plan. Without limiting the foregoing, the Committee may make grant Options to an employee of another corporation who becomes an Eligible Individual by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization, or liquidation involving the Company or any Subsidiary in substitution for a stock option or other type of applicable equity grants made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants.

ARTICLE IX

ADMINISTRATION

9.1 Plan Administrator. The Plan shall be administered and interpreted by the Board or by the Committee. After an Initial Public Offering of the Company’s Units, the Plan shall be administered by a committee of Board members, which may consist of “outside directors,” as defined under Code section 162(m) and related Treasury regulations, and “non-employee directors,” as defined under Rule 16b-3 under the Exchange Act. The Committee may delegate authority to one or more subcommittees as it deems appropriate. To the extent that the Board or a subcommittee administers the Plan, references in the Plan to the “Committee” shall be deemed to refer to the Board or subcommittee.

9.2 Committee Authority. The Committee shall have the sole authority to (a) determine the individuals to whom Options shall be granted; (b) determine the size and terms of the Options granted; (c) determine the time when the Options shall be granted and the duration of any applicable exercise or vesting period; (d) amend the terms of any previously granted Option; and (e) deal with any other matters arising under the Plan. However, the Board may ratify or approve any grants of Options as it deems appropriate.

9.3 Committee Determinations. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements, and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations and determinations shall be conclusive and binding on all Persons having any interest in any Options. All powers of the Committee shall be executed in its or their sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

9.4 Delegation of Authority. In addition to the delegation described in Section 7.1 and subject to applicable law, the Board or the Committee may delegate to one or more officers of the Company the authority to designate employees, consultant or advisors who shall receive Options under the Plan and to determine the number of Options to be received by such employee, consultant or advisor. In that event, the Board or Committee shall specify the maximum number of Options that the officers may award. The Board or Committee may not authorize an officer to designate himself or herself as a recipient of an Option. To the extent that one or more officers administer the Plan, references in the Plan to the “Committee” shall be deemed to refer to such officers.

ARTICLE X

MISCELLANEOUS

10.1 Amendment, Suspension and Termination of Plan. The Company may amend, alter or discontinue the Plan, at any time and from time to time; provided, however, that any alteration or amendment that would require shareholder approval in order for the Plan to continue to meet any applicable legal or regulatory requirements shall be effective only if it is approved by the shareholders of the Company in the manner required thereby. Unless otherwise provided in the terms of an Award, the Committee may at any time decrease or cancel any outstanding Award (or provide substitute Awards at the same or a reduced exercise or purchase price or with no exercise or purchase price, but such price, if any, must satisfy the requirements that would apply to the substitute or amended Award if it were then initially granted under the Plan) for the purpose of satisfying changes in law or for any other lawful purpose.

10.2 Governing Document. The Plan, the Option Agreement and the Agreement of Limited Partnership shall be the controlling documents. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

10.3 Funding of the Plan. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Options. In no event shall distributions be paid upon any the Units underlying any Options.

10.4 No Right to Participate. Except as otherwise agreed to by the Company, no Eligible Individual shall have a right to be selected as a Grantee or, having been so selected, to be selected again to receive a grant of Options.

10.5 No Employment Contract. Without derogating from any rights any employee may have pursuant to independent contractual arrangements, nothing in this Plan shall interfere with or limit in any way the right of the Company, or any of its Subsidiaries or affiliates to terminate any Grantee’s employment or services at any time (with or without Cause), nor confer upon any Grantee (a) any right to continued employment by the Company, or any of its Subsidiaries or affiliates for any period of time or to continue such employee’s present (or any other) rate of compensation or (b) any right to continue to perform services for the Company, or any of its Subsidiaries or affiliates.

10.6 Headings. Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

10.7 Compliance with Law. The Plan, the exercise of Options and the obligations of the Company under the Options shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. The Committee may revoke any Option if it is contrary to law or modify an Option to bring it into compliance with any valid and mandatory government regulation.

10.8 Initial Public Offering. The provisions of the Plan that refer to an Initial Public Offering, or that refer to, or are applicable to Persons subject to, section 16 of the Exchange Act or section 162(m) of the Code, shall be effective, if at all, upon the initial registration of the Company’s Units under section 12(g) of the Exchange Act, and shall remain effective thereafter for so long as such Units are so registered.

10.9 Grantees Subject to Taxation Outside the United States. With respect to Grantees who are subject to taxation in countries other than the United States, the Committee may make Options on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

10.10 Governing Law. The validity, construction, interpretation and effect of the Plan and Option Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflict of laws provisions thereof.

Annex I

EXERCISE NOTICE

(Applicable Prior to an Initial Public Offering)

This Exercise Notice (this “Notice”) is given by the undersigned individual (“Grantee”) to Graham Packaging Holdings Company, a Pennsylvania limited partnership (the “Company”), in connection with the Grantee’s exercise of an Option granted pursuant to the 2008 Graham Packaging Holdings Company Management Option Plan, effective February 15, 2008 (the “Plan”), to purchase Option Units (as defined in the Plan). Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Plan.

1. Purchase and Sale of Option Units.

(a) Upon delivery to the Company of (i) this Notice, (ii) the aggregate Exercise Price for the Option Units purchased hereunder by certified check, bank draft or money order made payable to “Graham Packaging Holdings Company” and (iii) the Option to which the Option Units relate, the Company shall sell and issue to Grantee, the Option Units that Grantee elects to purchase hereunder.

(b) Notwithstanding the previous paragraph, Grantee’s election to purchase Option Units hereunder shall not be valid unless and until the Grantee executes a counterpart of the Company’s Agreement of Limited Partnership in order to become bound thereby.

2. Effect of Exercise. Grantee acknowledges and agrees that:

(a) Neither the issuance of the Option Units to Grantee nor any provision contained herein shall entitle Grantee to remain in the employment of, or continue to provide services to, the Company, or any of its Subsidiaries or affiliates or affect the right of the Company to terminate Grantee’s employment or services at any time for any reason.

(b) The Company shall have no duty or obligation to disclose to Grantee and Grantee shall have no right to be advised of, any material information regarding the Company, or any of its Subsidiaries or affiliates in connection with the repurchase of Option Units upon the termination of Grantee’s employment with, or services to, the Company, or any of its Subsidiaries or affiliates or as otherwise provided hereunder.

(c) The Company shall be entitled to withhold from any amounts due and payable by the Company to Grantee (or secure payment from Grantee in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to such Option Units and the Company may defer issuance until indemnified to its satisfaction.

(d) The Option Units issued in connection herewith hereunder, are issued as a part of the compensation and incentive arrangements between the Company and Grantee.

3. Restriction on Option Units. Grantee acknowledges that the Option Units being purchased hereunder are being issued pursuant to the Plan, the terms and conditions of which are incorporated herein as if set forth fully herein, and that such Option Units are subject to certain restrictions on transfer, rights of repurchase and other provisions set forth in the Plan and the agreement executed pursuant to Section 1(b) above (For Option Units).

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IN WITNESS WHEREOF, the Grantee has executed this Notice as of the date written below.

Number of Units Acquired:

Aggregate Exercise Price:

Signature of Grantee	Date

Print Grantee’s Name	Grantee’s Social Security Number

Grantee’s Residence Address:	Mailing Address, if different from Residence:

Street	Street

City State Zip Code	City State Zip Code